EXHIBIT 2.1
                                                                     -----------

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              VIANET DIRECT, INC.,


                         DIGITAL IMAGING RESOURCES, INC.


                                       and


                            VIANET ACQUISITION, INC.





                            Dated as of June 5, 2006





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                                TABLE OF CONTENTS

                                                                        Page No.


RECITALS          ..........................................................1

ARTICLE I. DEFINITIONS......................................................1

ARTICLE II. THE MERGER......................................................9
         2.1      The Merger................................................9
         2.2      Effective Time Of The Merger..............................9
         2.3      Closing...................................................9
         2.4      Surviving Corporation.....................................9

ARTICLE III. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.........................10
         3.1      Effect on Merger Sub Capital Stock.......................10
         3.2      Effect on Shares.........................................10
         3.3      Effect on Options........................................10
         3.4      Effect on Warrants.......................................10
         3.5      Exchange of Certificates; Payment........................11

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF VIANET.......................11
         4.1      Organization and Good Standing...........................11
         4.2      Corporate Documents......................................12
         4.3      Capitalization of Vianet.................................12
         4.4      Authorization of Transaction.............................12
         4.5      Noncontravention.........................................12
         4.6      Vianet Financial Information.............................13
         4.7      Events Subsequent to Vianet Balance Sheet................13
         4.8      Tax Matters..............................................15
         4.9      Title to Assets..........................................17
         4.10     Real Property............................................17
         4.11     Leased Real Property.....................................17
         4.12     Condition of Facilities..................................17
         4.13     Vianet Intellectual Property.............................18
         4.14     Affiliate Transactions...................................18
         4.15     Contracts................................................19
         4.16     Powers of Attorney.......................................19
         4.17     Litigation...............................................19
         4.18     Employee Benefits........................................20
         4.19     Banking Relationships....................................21
         4.20     Insurance................................................21

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         4.21     Employees................................................21
         4.22     Labor Relations..........................................21
         4.23     Legal Compliance.........................................22
         4.24     Brokers' Fees............................................22
         4.25     Undisclosed Liabilities..................................22
         4.26     Disclosure...............................................22

ARTICLE V. REPRESENTATIONS AND WARRANTEES OF PARENT AND MERGER SUB.........22
         5.1      Representations of Parent Concerning the Transaction.....23
         5.2      Power and Authority......................................34
         5.3      No Subsidiaries..........................................35
         5.4      Merger Sub Common Stock..................................35

ARTICLE VI. ACCESS TO INFORMATION AND DOCUMENTS............................35
         6.1      Access to Information....................................35
         6.2      Effect of Access.........................................35

ARTICLE VII. COVENANTS.....................................................35
         7.1      Preservation of Business.................................35
         7.2      Current Information. ....................................36
         7.3      Material Transactions....................................36
         7.4      Public Disclosures.......................................38
         7.5      Confidentiality..........................................39
         7.6      No Shop..................................................39
         7.7      Other Actions............................................39
         7.8      Accounting Methods.......................................40
         7.9      Documentation............................................40
         7.10     Cooperation..............................................40
         7.11     Notice of Subsequent Events..............................40
         7.12     Dissolution of Subsidiaries..............................41
         7.13     Review and Filing of SEC Reports.........................41
         7.14     Registration Rights. ....................................41
         7.15     Lock-Up Agreement........................................41

ARTICLE VIII. CONDITIONS TO CLOSING........................................41
         8.1      Mutual Conditions........................................41
         8.2      Conditions to the Obligations of Parent and
                  Merger Sub...............................................42
         8.3      Conditions to the Obligations of Vianet..................43

ARTICLE IX. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...................45
         9.1      Survival of Representations..............................45
         9.2      Indemnification..........................................45
         9.3      Conditions of Indemnification............................46
         9.4      Remedies Cumulative......................................47

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         9.5      Security for the Indemnification Obligations of
                  Parent and Merger Sub....................................47

ARTICLE X. TERMINATION, AMENDMENT AND WAIVER...............................48
         10.1     Termination..............................................48
         10.2     Effect of Termination....................................48
         10.3     Amendment................................................48
         10.4     Extension; Waiver........................................48
         10.5     Procedure for Termination, Amendment Extension
                  or Waiver................................................49

ARTICLE XI. MISCELLANEOUS..................................................49
         11.1     Notices..................................................49
         11.2     Further Assurances.......................................50
         11.3     Governing Law............................................50
         11.4     Commissions..............................................50
         11.5     Captions.................................................50
         11.6     Integration of Exhibits and Schedules....................50
         11.7     Entire Agreement.........................................50
         11.8     Expenses.................................................50
         11.9     Counterparts.............................................51
         11.10    Binding Effect...........................................51
         11.11    No Rule of Construction..................................51













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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of June 5, 2006, among VIANET DIRECT, INC., a Delaware corporation ("Vianet"), DIGITAL IMAGING RESOURCES, INC., a Delaware corporation ("Parent") and VIANET ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").


                                    RECITALS
                                    --------

         WHEREAS, each of the Boards of Directors of Vianet, Parent and Merger Sub have approved the merger of Merger Sub with and into Vianet (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with the DGCL.


         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

                             ARTICLE I. DEFINITIONS

                  (a) "Affiliate" shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly five per cent (5%) or more of the voting securities or five per cent (5%) or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.

                  (b) "Agreement" means this Agreement and Plan of Merger.

                  (c) "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

                  (d) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person of this Agreement and the Merger.

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                  (e) "Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

                  (f) "Business" means Vianet's business of operating a real time, virtual, interactive and anonymous block trading system for all types of equity securities.

                  (g) "Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Pennsylvania are permitted or required to be closed.

                  (h) "Certificate of Merger" has the meaning set forth in
Section 2.2.

                  (i) "Certificates" has the meaning set forth in Section
3.5(a).

                  (j) "Closing" shall mean the exchange of the Shares for the Merger Consideration as set forth herein.

                  (k) "Closing Date" shall mean the date on which the Closing, except for the physical tender of Certificates by holders of Shares, is completed.

                  (l) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (m) "Competing Transaction" has the meaning set forth in
Section 7.6.

                  (n) "Confidential Information" means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Merger. Information shall be treated as Confidential Information whether such information has been marked "confidential" or in a similar manner.

                  (o) "Consent" means any approval, consent, license, permits, ratification, waiver or other authorization.

                  (p) "Contract" means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

                  (q) "Damages" shall have the meaning set forth in Section 9.2(a).

                  (r) "DGCL" shall mean the Delaware General Corporation Law, as amended.

                  (s) "Disclosure Schedules" means the disclosure schedules delivered by each Party to the other Parties as required by this Agreement on the date hereof and initialed by the Parties, as subsequently updated or supplemented by the Parties prior to the Closing. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered

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paragraphs contained in this Agreement. The Disclosure Schedules shall be attached hereto as Exhibit A and by reference made a part hereof.

                  (t) "Effective Time" has the meaning set forth in Section 2.2.

                  (u) "Employee Benefit Plan" has the meaning set forth in ERISA
Section 3(3).

                  (v) "Encumbrance" means and includes:

                           (i) with respect to any personal property, any
security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

                           (ii) with respect to any real property (whether and
including owned real estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of Third Parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

                  (w) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued by the Department of Labor pursuant to ERISA or any successor law.

                  (x) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (y) "GAAP" means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

                  (z) "Governing Documents" means with respect to any particular entity, the articles or certificate of incorporation and the bylaws; all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and any amendment or supplement to any of the foregoing.

                  (aa) "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

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                  (bb) "Governmental Body" means: (i) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

                  (cc) "Improvements" means all buildings, structures, fixtures and improvements located on Land, including those under construction.

                  (dd) "Indemnified Party" has the meaning set forth in Section 9.3.

                  (ee) "Indemnifying Party" has the meaning set forth in Section 9.3.

                  (ff) "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

                  (gg) "Knowledge" means actual knowledge without independent investigation.

                  (hh) "Land" means all parcels and tracts of land in which any Person has an ownership or leasehold interest.

                  (ii) "Lock-up Agreement" shall mean the Lock-up Agreement by and between Parent and each of the Parent Lock-Up Stockholders in the form attached hereto as Exhibit B.

                  (jj) "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

                  (kk) "Merger" has the meaning set forth in the recitals.

                  (ll) "Merger Consideration" has the meaning set forth in
Section 3.2.

                  (mm) "Merger Sub" has the meaning set forth in the preamble.

                  (nn) "Merger Sub Common Stock" has the meaning set forth in
Section 5.4.

                  (oo) "Order" means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

                  (pp) "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by

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the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

                  (qq) "Parent" has the meaning given in the preamble above.

                  (rr) "Parent Business" means Parent's business of developing, manufacturing, marketing and distributing of a video capture system intended for use in golf swing analysis and other sporting and entertainment activities.

                  (ss) "Parent Common Stock" means the common stock, par value $.001 per share, of Parent.

                  (tt) "Parent Contracts" has the meaning set forth in Section 5.1(o).

                  (uu) "Parent's Counsel" means Sheldon Schachter, Counselor at Law, 1 Claridge Drive, Suite 228, Verona, New Jersey 07044.

                  (vv) "Parent Employee Plans" has the meaning set forth in
Section 5.1(r)(i).

                  (ww) "Parent Financial Information" has the meaning set forth in Section 5.1(f).

                  (xx) "Parent Indemnification Stockholders" shall mean those stockholders of Parent identified by Parent and listed on the Certificate of Conversion Ratio, Parent Indemnification Stockholders and Parent Lock-Up Stockholders who shall pledge and deposit with an escrow agent an aggregate of one million (1,000,000) shares of Parent Common Stock to secure their indemnification obligations pursuant to the terms and conditions of Section 9.5.

                  (yy) "Parent Intellectual Property" has the meaning set forth in Section 5.1(m).

                  (zz) "Parent Interim Balance Sheet" has the meaning set forth in Section 5.1(f)(ii).

                  (aaa) "Parent Lock-Up Stockholders" shall mean those stockholders of Parent identified by Parent and listed on the Certificate of Conversion Ratio, Parent Indemnification Stockholders and Parent Lock-Up Stockholders who shall sign the Lock-Up Agreement with regards to at least 5,593,674 shares of Parent Common Stock.

                  (bbb) "Parent SEC Reports" has the meaning set forth in
Section 5.1(n).

                  (ccc) "Parent Tax Affiliate" has the meaning set forth in
Section 5.1(h)(i).

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                  (ddd) "Party" or "Parties" means Vianet, Parent and/or Merger
Sub.

                  (eee) "Person" shall mean an individual, company, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, government or any political subdivision thereof, or any other legal entity.

                  (fff) "Plan of Dissolution" has the meaning set forth in
Section 7.12.

                  (ggg) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  (hhh) "Real Property" means any Land and Improvements and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of any Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

                  (iii) "Related Agreements" means the Lock-Up Agreement, the Certificate of Designations, Rights and Preferences of Series A Preferred Stock, the Certificate of Conversion Ratio, Parent Indemnification Stockholders and Parent Lock-Up Stockholders, the Certificate of Merger and the escrow agreement contemplated by Section 9.5.

                  (jjj) "Real Property Lease" means any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

                  (kkk) "Related Person" means with respect to any Person: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (vi) for any Person who is an individual, any Person who is a member of such Person's Family.

For purposes of this definition, (a) "Control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the

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individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  (lll) "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

                  (mmm) "SEC" means the United States Securities and Exchange Commission.

                  (nnn) "Series A Stock" has the meaning set forth in Section
3.2.

                  (ooo) "Securities Act" means the Securities Act of 1933, as amended.

                  (ppp) "Security Interest" means any mortgage, pledge, security interest, Encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialmen's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  (qqq) "Shares" shall mean all issued and outstanding shares of Vianet's voting common stock, par value $.001 per share.

                  (rrr) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

                  (sss) "Surviving Corporation" has the meaning set forth in
Section 2.1.

                  (ttt) "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

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                  (uuu) "Tax" or "Taxes" means, with respect to any Person, (i)
all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any Applicable Law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

                  (vvv) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (www) "Third Party" means a Person that is not a Party to this Agreement.

                  (xxx) "Vianet" has the meaning set forth in the preamble.

                  (yyy) "Vianet Balance Sheet" has the meaning set forth in
Section 4.6(b).

                  (zzz) "Vianet Board" has the meaning set forth in Section 4.4.

                  (aaaa) "Vianet Contracts" has the meaning set forth in Section 4.15.

                  (bbbb) "Vianet Employee Plans" has the meaning set forth in
Section 4.18.

                  (cccc) "Vianet Financial Information" has the meaning set forth in Section 4.6 below.

                  (dddd) "Vianet Intellectual Property" has the meaning set forth in Section 4.13(a).

                  (eeee) "Vianet Option" has the meaning set forth in Section
3.3.

                  (ffff) "Vianet Tax Affiliate" has the meaning set forth in
Section 4.8(a).

                  (gggg) "Vianet Warrant" has the meaning set forth in Section 3.4.

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                             ARTICLE II. THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into Vianet in accordance with the provisions of
Section 251 of the DGCL. Following the Effective Time, the separate existence of Merger Sub shall cease, and Vianet shall continue as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Delaware under the name "Vianet Direct, Inc." and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

         2.2 Effective Time Of The Merger. The Merger shall become effective at such time (the "Effective Time") as a duly executed Certificate of Merger (the "Certificate of Merger") is filed with the Secretary of State of the State of Delaware.

         2.3 Closing. The Closing will take place at the offices of Saul Ewing LLP on July 14, 2006 at 10:00 a.m. or such later date and time to be agreed upon by the parties (the "Closing Date"), following satisfaction or waiver of the conditions set forth in Article VIII.

         2.4 Surviving Corporation.

                  (a) The Certificate of Incorporation of Vianet shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

                  (b) The By-laws of Vianet shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

                  (c) Those individuals set forth on Schedule 2.4 shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  (d) Those individuals set forth on Schedule 2.4 shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  (e) If at any time after the Effective Time, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Merger Sub by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or

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record title to such property, rights, privileges, powers and franchises in the
Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

         ARTICLE III. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         3.1 Effect on Merger Sub Capital Stock. At the Effective Time, each share of the common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

         3.2 Effect on Shares.As of the Effective Time, by virtue of the Merger and without any action on the part of Vianet, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive five one hundredths of one share (0.05) of Parent Series A Convertible Preferred Stock (the "Series A Stock") having the designations, rights and preferences set forth in the Certificate of Designation in the form set forth at Exhibit C hereto. Each share of Series A Stock shall be convertible into sixty five and seven hundred ninety five one thousandths (65.795) shares of Parent Common Stock subsequent to the increase of Parent's authorized capital stock to at least one hundred million (100,000,000) shares (i) by Parent at any time and
(ii) by the holders thereof at any time after the second anniversary of the Closing Date, on the terms and conditions set forth in the Certificate of Designation, provided that, such conversion ratio shall be adjusted to ensure that Vianet's stockholders own that number of shares of Parent Common Stock equal to 84% of the Parent Common Stock calculated on a fully diluted basis on the Closing Date. The adjusted conversion ratio shall be documented on the Certificate of Conversion Ratio, Parent Indemnification Stockholders and Parent Lock-Up Stockholders set forth on Exhibit D hereto which the parties will execute on the Closing Date. With respect to all matters presented to a vote of the stockholders of Parent, each share of Series A Stock shall be entitled to that number of votes equal to the number of shares of Parent Common Stock into which it is convertible. The shares of Series A Stock issued in connection with the Merger shall constitute the "Merger Consideration."

         3.3 Effect on Options.As of the Effective Time, each outstanding option to purchase Shares (each a "Vianet Option") shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Vianet Option, that number of shares of Series A Stock as the holder of such Vianet Option would have been entitled to receive had he exercised his Vianet Option immediately prior to the Effective Time at an exercise price equal to the exercise price of such Vianet Option immediately prior to the Effective Time divided by five one hundredths (0.05).

         3.4 Effect on Warrants. As of the Effective Time, each outstanding warrant to purchase Shares (each a "Vianet Warrant") shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Vianet Warrant, that number of shares of Series A Stock as the holder of such Vianet Warrant would have been entitled to receive had he exercised his Vianet Warrant immediately prior to the Effective Time at an exercise price equal to the exercise price of such Vianet Warrant immediately prior to the Effective Time divided by five one hundredths (0.05).

         3.5 Exchange of Certificates; Payment.

                  (a) Vianet shall cause its stockholders to surrender to Parent at the Effective Time the certificates representing all of the outstanding Shares ("Certificates"), duly endorsed in blank, or accompanied by blank stock powers, with signatures guaranteed in a manner reasonably acceptable to Parent's Counsel. Vianet shall use reasonable commercial efforts to work with its stockholders to cure promptly any deficiencies with respect to the endorsement of any certificate or other documents of conveyance with respect to such Certificate or with respect to the stock powers accompanying any such Certificate. Upon such surrender, each Vianet stockholder shall be entitled to receive the Merger Consideration by delivery of certificates evidencing shares of Parent Series A Stock.

                  (b) At and after the Effective Time, until the Certificates have been surrendered, such Certificates shall be deemed to evidence only the right to receive the appropriate Merger Consideration.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Shares. If, after the Effective Time, any Certificate(s) representing Shares is or are presented to the Surviving Corporation, they shall be canceled and exchanged for the appropriate Merger Consideration as provided for, and in accordance with, the provisions of this Article III.


              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF VIANET

         As a material inducement for Parent and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, Vianet makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Parent and Merger Sub regardless of any investigation made or information obtained by Parent (unless and to the extent specifically and expressly waived in writing by Parent on or before the Closing Date):

         4.1 Organization and Good Standing

                  (a) Vianet is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Vianet is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Vianet. Schedule 4.1(a) contains a complete and accurate list of every jurisdiction in which Vianet is qualified to do business.

                  (b) Vianet has no Subsidiary and does not own any shares of capital stock or other securities of any other Person, other than as set forth on Schedule 4.1(b).

         4.2 Corporate Documents Schedule 4.2 shall consist of true and correct copies of:

                           (i) the Governing Documents, as amended, of Vianet;
and

                           (ii) a shareholder list setting forth all owners of
the capital stock of Vianet.

         4.3 Capitalization of Vianet. The entire authorized capital stock of Vianet consists of 50,000,000 shares of common stock having a par value of $0.001 per share, of which 11,029,340 shares are issued and outstanding and 15,000 shares of preferred stock having a par value of $.001 per share, of which 2,400 shares have been designated as Series A Convertible Preferred Stock, all of which is issued and outstanding. All of Vianet's issued and outstanding shares of common stock have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the stockholders listed on the shareholder list attached as Schedule 4.2. Other than this Agreement or as set forth on Schedule 4.3, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, registration rights or other agreements or commitments to which Vianet is a party or which are binding upon Vianet providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Vianet.

         4.4 Authorization of Transaction. Vianet has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. On the Closing Date, this Agreement shall be duly and validly authorized by all necessary action on the part of Vianet in accordance with Applicable Laws and Vianet's Governing Documents. This Agreement constitutes the valid and legally binding obligation of Vianet, enforceable in accordance with its terms and conditions. Other than filing the appropriate Certificates of Merger, Vianet does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Merger. The Board of Directors of Vianet (the "Vianet Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Vianet's Board for the consummation of the Merger.

         4.5 Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Merger, by Vianet will:

                  (a) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Vianet is subject or any provision of its Governing Documents; or

                  (b) except as disclosed on Schedule 4.5(b), conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Vianet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Vianet or on the ability of the Parties to consummate the Merger.

         4.6 Vianet Financial Information. Schedule 4.6 shall include the following financial information (collectively, the "Vianet Financial Information"):

                  (a) audited consolidated balance sheets and statements of income and cash flow as of and for the years ended December 31, 2005 and 2004, for Vianet; and

                  (b) an unaudited consolidated balance sheet as of March 31, 2006 (the "Vianet Balance Sheet") and an unaudited consolidated statements of income for the three months ended March 31, 2006 for Vianet. The Vianet Financial Information presents fairly the financial condition of Vianet as of such dates and the results of operations of Vianet for such periods, in accordance with GAAP and are consistent with the books and records of Vianet (which books and records are correct and complete).

         4.7 Events Subsequent to Vianet Balance Sheet. Since the date of the Vianet Balance Sheet, and except as disclosed on Schedule 4.7, there has not been, occurred or arisen, with respect to Vianet:

                  (a) any change or amendment in its Governing Documents;

                  (b) any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

                  (c) any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

                  (d) any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

                  (e) any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

                  (f) the organization of any Subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

                  (g) any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

                  (h) any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (i) the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                  (j) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

                  (k) any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

                  (l) any grant of any license or sublicense of any rights under or with respect to any Vianet Intellectual Property;

                  (m) any sale, assignment or transfer (including transfers to any employees, affiliates or shareholders) of any Vianet Intellectual Property;

                  (n) any capital expenditure (or series of related capital expenditures) involving more than $25,000 and outside the Ordinary Course of Business;

                  (o) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $25,000 and outside the Ordinary Course of Business;

                  (p) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000;

                  (q) any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith or set forth in Schedule 4.7(q);

                  (r) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $25,000 and outside the Ordinary Course of Business;

                  (s) any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

                  (t) the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

                  (u) any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (v) any increase in the base compensation of any of its directors, officers, and employees that is greater than Twenty Five Thousand Dollars ($25,000) per annum;

                  (w) any charitable or other capital contribution in excess of $2,500;

                  (x) any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Vianet, except as disclosed in this Agreement and the Disclosure Schedules;

                  (y) any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on Vianet (whether or not similar to any of the foregoing); or

                  (z) any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

         4.8 Tax Matters.

                  (a) Except as set forth on Schedule 4.8: (i) Vianet and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which Vianet is or has been a member ("Vianet Tax Affiliate"), for the years that it was a Vianet Tax Affiliate:

                           (i) has timely paid or caused to be paid all Taxes
required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                           (ii) has filed or caused to be filed in a timely and
proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Vianet and each Vianet Tax Affiliate were complete and correct in all material respects; and

                           (iii) has not requested or caused to be requested any
extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (b) Vianet has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of Vianet through the date hereof for the periods ending after December 31, 2004.

                  (c) Except as set forth in Schedule 4.8(c):

                           (i) since January 1, 2004, neither Vianet nor any
Vianet Tax Affiliate (for the years that it was a Vianet Tax Affiliate) has been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Vianet or any Vianet Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Vianet or any Vianet Tax Affiliate (for years that it was a Vianet Tax Affiliate); no Tax liens have been filed against Vianet or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Vianet or any Vianet Tax Affiliate (for the years that it was a Vianet Tax Affiliate);

                           (ii) full and adequate accrual has been made (A) on
the Vianet Balance Sheet, and the books and records of Vianet for all income taxes currently due and all accrued Taxes not yet due and payable by Vianet for all periods ending on or prior to the Vianet Balance Sheet Date, and (B) on the books and records of Vianet for all Taxes payable by Vianet for all periods beginning after the Vianet Balance Sheet Date;

                           (iii) Vianet has not incurred any liability for Taxes
from and after the Vianet Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

                           (iv) Vianet has not (A) made an election (or had an
election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) a "personal holding company" within the meaning of Section 542 of the Code;

                           (v) Vianet has complied in all material respects with
all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

                           (vi) Vianet has no liability in respect of any Tax
sharing agreement with any Person and all Tax sharing agreements to which Vianet has been bound have been terminated;

                           (vii) Vianet has not incurred any liability to make
any payments either alone or in conjunction with any other payments that:

                                    (A) shall be non-deductible under, or would
otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes); or

                                    (B) are or may be subject to the imposition
of an excise Tax under Section 4999 of the Code;

                           (viii) Vianet has not agreed to (nor has any other
Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of Vianet;

                           (ix) no claim has been made within the last three
years by any taxing authority in a jurisdiction in which Vianet does not file Tax Returns that Vianet is or may be subject to taxation by that jurisdiction;

                           (x) the consummation of the Merger will not trigger
the realization or recognition of intercompany gain or income to Vianet under the Federal consolidated return regulations with respect to Federal, state or local taxes; and

(xi) Vianet is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation" and, therefore, the Shares are not "U.S. real property interests," as such terms are defined in
Section 897 of the Code.

         4.9 Title to Assets. Except as disclosed on Schedule 4.9, Vianet has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Business in the manner presently operated by Vianet, as reflected in the Vianet Financial Information.

         4.10 Real Property. Vianet does not own or hold an ownership interest in any Real Property.

         4.11 Leased Real Property. Schedule 4.11 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Vianet has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which Vianet has a leasehold interest.

         4.12 Condition of Facilities.

                  (a) Use of the Real Property of Vianet for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property of Vianet, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

                  (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 4.12(b), all Tangible Personal Property used in the Business is in the possession of Vianet.

         4.13 Vianet Intellectual Property.

                  (a) Vianet owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, "Vianet Intellectual Property") that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

                  (b) Except as may be evidenced by patents issued after the date hereof, there are no conflicts with or infringements of any material Vianet Intellectual Property by any third party and the conduct of the Business as currently conducted does not conflict with or infringe any proprietary right of a third party.

                  (c) Schedule 4.13(c) sets forth a complete list of all patents, registrations and applications pertaining to the Vianet Intellectual Property owned by Vianet. Except as set forth on Schedule 4.13(c), all such Vianet Intellectual Property listed is owned by Vianet, free and clear of liens or Encumbrances of any nature.

                  (d) Schedule 4.13(d) sets forth a complete list of all material licenses, sublicenses and other agreements in which Vianet has granted rights to any person to use the Vianet Intellectual Property. Vianet will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to the Vianet Intellectual Property.

                  (e) Vianet owns or has the right to use all software currently used in and material to the Business.

         4.14 Affiliate Transactions. Except as set forth on Schedule 4.14, no officer, director, or employee of Vianet or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with Vianet or any interest in any of their property of any nature, used in or pertaining to the Business (other than the ownership of capital stock of the corporation as disclosed in Section 4.3). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Vianet or in any Person from whom or to whom Vianet leases any property or transacts business of any nature.

         4.15 Contracts. Schedule 4.15 is a true, complete and accurate list of all written or oral Contracts (including a brief description of all oral arrangements) executed by an officer or duly authorized employee of Vianet or to which Vianet is a party either:

                  (a) involving more than $25,000, or

                  (b) in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

         Vianet has or will deliver prior to Closing to Parent a correct and complete copy of each Contract listed in Schedule 4.15 (the "Vianet Contracts"). Except as disclosed in Schedule 4.15: (i) Vianet has fully complied with all material terms of the Vianet Contracts; (ii) other parties to the Vianet Contracts have fully complied with the terms of the Vianet Contracts; and (iii) there are no disputes or complaints with respect to nor has Vianet received any notices (whether oral or in writing) that any other party to the Vianet Contracts is terminating, intends to terminate or is considering terminating, any of the Vianet Contracts listed or required to be listed in Schedule 4.15.

         4.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Vianet.

         4.17 Litigation.

                  (a) Except as set forth in Schedule 4.17(a), there is no pending or, to Vianet's Knowledge, threatened Proceeding:

                           (i) by or against Vianet or that otherwise relates to
or may affect the Business which, if adversely determined, would have a Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal or otherwise interfering with, the Merger.

To the Knowledge of Vianet, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Vianet has delivered to Parent copies of all pleadings, correspondence and other documents relating to each Proceeding listed in
Schedule 4.17(a). There are no Proceedings listed or required to be listed in
Schedule 4.17(a) that could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.17(b):

                           (i) there is no material Order to which Vianet or the
Business is subject; and

                           (ii) to the Knowledge of Vianet, no officer,
director, agent or employee of Vianet is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

                  (c) Except as set forth in Schedule 4.17(c):

                           (i) Vianet has been and is in compliance with all of
the terms and requirements of each Order to which it or the Business is or has been subject;

                           (ii) No event has occurred or circumstance exists
that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Vianet or the Business is subject; and

                           (iii) Vianet has not received any notice or other
communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Vianet or the Business is subject.

         4.18 Employee Benefits.

                  (a) Schedule 4.18 lists all material (i) Employee Benefit Plans of Vianet, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Vianet, in the case of a plan described in (i) or (ii) above, that is currently maintained by Vianet or with respect to which Vianet has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Vianet Employee Plans"). Vianet has heretofore made available to Parent true and complete copies of the Vianet Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

                  (b) Except as set forth on Schedule 4.18(b), no Vianet Employee Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of
Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

                  (c) Except as set forth on Schedule 4.18(c), there is no Proceeding pending or, to Vianet's Knowledge, threatened against the assets of any Vianet Employee Plan or, with respect to any Vianet Employee Plan, against Vianet other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and to Vianet's Knowledge there is no Proceeding pending or threatened in writing against any fiduciary of any Vianet Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

                  (d) Each of the Vianet Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                  (e) Each of the Vianet Employee Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

                  (f) Except as set forth on Schedule 4.18(f), no director, officer, or employee of Vianet will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Vianet Employee Plan solely as a result of consummation of the Merger.

         4.19 Banking Relationships. Schedule 4.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Vianet maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

         4.20 Insurance. Schedule 4.20 is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen's compensation and other forms of insurance owned or held by or covering Vianet or all or any portion of its property and assets.

         4.21 Employees.

                  (a) Schedule 4.21 contains a complete and accurate list of each employee of Vianet, including each employee on leave of absence or layoff status, and such employee's name, job title, date of hiring or engagement, date of commencement of employment or engagement, current compensation paid or payable, and service credited for purposes of vesting and eligibility to participate under any Vianet Employee Plan, or any other employee or director benefit plan.

                  (b) To the Knowledge of Vianet, no officer, director, agent, employee, consultant, or contractor of Vianet is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to Vianet or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Vianet is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Vianet or Parent to conduct the Business as heretofore carried on by Vianet.

         4.22 Labor Relations. Vianet is not a party to any collective bargaining or similar agreement. To the Knowledge of Vianet, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against Vianet by any employee of Vianet or any other Person or entity. Vianet believes that its relationship with its employees is good.

         4.23 Legal Compliance.

                  (a) Except as set forth on Schedule 4.23(a), to the Knowledge of Vianet, Vianet is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over Vianet, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

                  (b) Schedule 4.23(b) contains a complete and accurate list of each Governmental Authorization that is held by Vianet or that otherwise relates to the Business. Each Governmental Authorization listed or required to be listed in Schedule 4.23(b) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 4.23(b) collectively constitute all of the Governmental Authorizations necessary to permit Vianet to lawfully conduct and operate the Business.

         4.24 Brokers' Fees. Except as set forth on Schedule 4.24, Vianet has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Merger for which Vianet, Parent or Merger Sub could become liable or obligated.

         4.25 Undisclosed Liabilities. To the Knowledge of Vianet, it has no liability (and to the Knowledge of Vianet, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

                           (i) liabilities reflected or reserved against in the
Vianet Balance Sheet; or

                           (ii) liabilities which have arisen in the Ordinary
Course of Business since the date of the Vianet Balance Sheet.

         4.26 Disclosure. The representations and warranties of Vianet contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.


       ARTICLE V. REPRESENTATIONS AND WARRANTEES OF PARENT AND MERGER SUB.

         As a material inducement for Vianet to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub hereby jointly and severally make the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Vianet regardless of any investigation made or information obtained by Vianet (unless and to the extent specifically and expressly waived in writing by Vianet on or before the Closing Date):

         5.1 Representations of Parent Concerning the Transaction.

                  (a) Organization and Good Standing.

                           (i) Parent is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation. Parent is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Parent.
Schedule 5.1(a)(i) contains a complete and accurate list of every jurisdiction in which Parent is qualified to do business.

                           (ii) Parent has no Subsidiary and does not own any
shares of capital stock or other securities of any other Person, other than as set forth on Schedule 5.1(a)(ii).

                           (iii) Merger Sub is a corporation duly organized and
validly existing and is in good standing under the laws of the State of Delaware. Merger Sub's authorized capital consists of One Thousand (1,000) shares of common stock, par value One Mil ($.001) per share, all of which shares are issued and registered in the name of Parent.

                  (b) Authorization of Transaction. Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent, enforceable in accordance with its terms and conditions. Parent is not required to give any notice to, make any filing with or obtain any, Consent of any Governmental Body in order to consummate the Merger except for such notice filings as may be required under Applicable Laws.

                  (c) Capitalization of Parent. The entire authorized capital stock of Parent consists of 25,000,000 shares of common stock having a par value of $0.001 per share, of which 9,655,441 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of Parent Common Stock have been duly authorized, are validly issued, fully paid and nonassessable. Attached as
Schedule 5.1(c) is a stockholder list setting forth all owners of the capital stock of Parent and the number of shares held by each stockholder of Parent. Other than this Agreement and as disclosed on Schedule 5.1(c), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Parent is a party or which are binding upon Parent providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Parent.

                  (d) Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Merger, will:

                           (i) violate any Applicable Law, Order, stipulation,
charge or other restriction of any Governmental Body to which Parent is subject or any provision of its Governing Documents; or

                           (ii) conflict with, result in a Breach of, constitute
a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Parent is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Parent or on the ability of the Parties to consummate the Merger.

                  (e) Affiliate Transactions. No officer, director, or employee of Parent or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons), has any agreement with Parent or any interest in any of their property of any nature, used in or pertaining to the Parent Business, except as disclosed in
Schedule 5.1(e). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Parent or in any Person from whom or to whom Parent leases any property or transacts business of any nature.

                  (f) Parent Financial Information. Schedule 5.1(f) shall include the following financial information (collectively, the "Parent Financial Information"):

                           (i) audited consolidated balance sheets and
statements of income, changes in stockholders' equity and cash flow as of and for each of the years ended September 30, 2005 and September 30, 2004, for Parent; and

                           (ii) unaudited consolidated balance sheets and
statements of income, changes in stockholders' equity and cash flow as of and for the three months ended December 31, 2005 (the "Parent Interim Balance Sheet") for Parent. Parent Financial Information present fairly the financial condition of Parent as of such dates and the results of operations of Parent for such periods, in accordance with GAAP and are consistent with the books and records of Parent (which books and records are correct and complete).

                           (iii) the names and locations of all banks, trust
companies, savings and loan associations and other financial institutions at which Parent and Merger Sub maintain safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

                  (g) Events Subsequent to Parent Interim Balance Sheet. Since the date of Parent Interim Balance Sheet, and except as disclosed on Schedule 5.1(g), there has not been, occurred or arisen, with respect to Parent:

                           (i) any change or amendment in its Governing
Documents;

                           (ii) any reclassification, split up or other change
in, or amendment of or modification to, the rights of the holders of any of its capital stock;

                           (iii) any direct or indirect redemption, purchase or
acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

                           (iv) any issuance, sale, or other disposition of any
capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

                           (v) any declaration, set aside, or payment of any
dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

                           (vi) the organization of any Subsidiary (other than
the Merger Sub) or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

                           (vii) any damage, destruction or loss of any of the
its properties or assets whether or not covered by insurance;

                           (viii) any sale, lease, transfer, or assignment of
any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ix) the execution of, or any other commitment to any
agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                           (x) any acceleration, termination, modification, or
cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses), involving more than $10,000 to which it is a party or by which it is bound;

                           (xi) any Security Interest or Encumbrance imposed
upon any of its assets, tangible or intangible;

                           (xii) any grant of any license or sublicense of any
rights under or with respect to any Parent Intellectual Property;

                           (xiii) any sale, assignment or transfer (including
transfers to any employees, affiliates or shareholders) of any Parent Intellectual Property;

                           (xiv) any capital expenditure (or series of related
capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xv) any capital investment in, any loan to, or any
acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xvi) any issuance of any note, bond, or other debt
security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000;

                           (xvii) any delay or postponement of the payment of
accounts payable or other liabilities, other than those being contested in good faith or set forth in Schedule 5.1(g)(xvii);

                           (xviii) any cancellation, compromise, waiver, or
release of any right or claim (or series of related rights and claims) involving more than $25,000 and outside the Ordinary Course of Business;

                           (xix) any loan to, or any entrance into any other
transaction with, any of its directors, officers, and employees either involving more than $500 individually or $2,500 in the aggregate;

                           (xx) the adoption, amendment, modification, or
termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

                           (xxi) any employment contract or collective
bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xxii) any increase in the base compensation of any
of its directors, officers, and employees;

                           (xxiii) any charitable or other capital contribution
in excess of $2,500;

                           (xxiv) any taking of other action or entrance into
any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Parent, except as disclosed in this Agreement and the Disclosure Schedules;

                           (xxv) any other event or occurrence that may have or
could reasonably be expected to have an Material Adverse Effect on Parent (whether or not similar to any of the foregoing); or

                           (xxvi) any agreement or commitment, whether in
writing or otherwise, to do any of the foregoing.

                  (h) Tax Matters.

                           (i) Except as set forth on Schedule 5.1(h)(i): (i)
Parent and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Parent Code, of which Parent is or has been a member ("Parent Tax Affiliate"), for the years that it was a Parent Tax Affiliate of Parent:

                                    (A) has timely paid or caused to be paid all
Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                                    (B) has filed or caused to be filed in a
timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Parent and each Parent Tax Affiliate were completed and correct in all material respects; and

                                    (C) has not requested or caused to be
requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                           (ii) Parent has previously delivered true, correct
and complete copies of all Federal Tax Returns filed by or on behalf of Parent through the date hereof for the periods ending after September 30, 2003.

                           (iii) Except as set forth in Schedule 5.1(h)(iii):

                                    (A) since January 1, 2004, neither Parent
nor any Parent Tax Affiliate (for the years that it was a Parent Tax Affiliate) has been notified by the Internal Revenue Service or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Parent or any Parent Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Parent or any Parent Tax Affiliate (for years that it was a Parent Tax Affiliate); no Tax liens have been filed against Parent or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Parent or any Parent Tax Affiliate (for the years that it was a Parent Tax Affiliate);

                                    (B) full and adequate accrual has been made
(i) on the Parent Interim Balance Sheet, and the books and records of Parent for all income Taxes currently due and all accrued Taxes not yet due and payable by Parent for all periods ending on or prior to the Parent Interim Balance Sheet Date, and (ii) on the books and records of Parent and for all Taxes payable by Parent for all periods beginning after the Parent Interim Balance Sheet Date;

                                    (C) Parent has not incurred any liability
for Taxes from and after the Parent Interim Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

                                    (D) Parent has not (i) made an election (or
had an election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) a "personal holding company" within the meaning of Section 542 of the Code;

                                    (E) Parent has complied in all material
respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

                                    (F) Parent has no liability in respect of
any Tax sharing agreement with any Person and all Tax sharing agreements to which Parent has been bound have been terminated;

                                    (G) Parent has not incurred any Liability to
make any payments either alone or in conjunction with any other payments that:

                                             (1) shall be non-deductible under,
or would otherwise constitute a "parachute payment" within the meaning of
Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

                                             (2) are or may be subject to the
imposition of an excise Tax under Section 4999 of the Code;

                                    (H) Parent has not agreed to (nor has any
other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of Parent;

                                    (I) no claim has been made within the last
three years by any taxing authority in a jurisdiction in which Parent does not file Tax Returns that Parent is or may be subject to taxation by that jurisdiction;

                                    (J) the consummation of the Merger will not
trigger the realization or recognition of intercompany gain or income to Parent under the Federal consolidated return regulations with respect to Federal, state or local Taxes;

                                    (K) none of Parent's stockholders are
foreign Persons within the meaning of Treasury Regulation ss. 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and Vianet has been furnished with a true and accurate certificate of Parent so stating which complies in all respects with Treasury Regulation ss. 1.1445-2(b)(2) of such rules and regulations; and

                                    (L) Parent is not currently, nor has it been
at any time during the previous five years, a "U.S. real property holding corporation" and, therefore, the Parent Common Stock is not "U.S. real property interests," as such terms are defined in Section 897 of the Code.

                  (i) Title to Assets. Parent has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Parent Business in the manner presently operated by Parent, as reflected in Parent Financial Information.

                  (j) Real Property. Parent does not own or hold an ownership interest in any Real Property.

                  (k) Leased Real Property. Schedule 5.1(k) contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Parent has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which Parent has a leasehold interest.

                  (l) Condition of Facilities.

                           (i) Use of the Real Property of Parent for the
various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. To the Knowledge of Parent, no part of any Improvement encroaches on any real property not included in the Real Property of Parent, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

                           (ii) Each item of Tangible Personal Property is in
good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 5.1(l)(ii), all Tangible Personal Property used in the Parent Business is in the possession of Parent.

                  (m) Parent Intellectual Property.

                           (i) Parent owns, or is licensed or otherwise
possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, "Parent Intellectual Property") that are used in the Parent Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

                           (ii) Except as may be evidenced by patents issued
after the date hereof, there are no conflicts with or infringements of any material Parent Intellectual Property by any Third Party and the conduct of the Parent Business as currently conducted does not conflict with or infringe any proprietary right of a Third Party.

                           (iii) Schedule 5.1(m)(iii) sets forth a complete list
of all patents, registrations and applications pertaining to Parent Intellectual Property owned by Parent. Except as set forth on Schedule 5.1(m)(iii), all such Parent Intellectual Property listed is owned by Parent, free and clear of liens or Encumbrances of any nature.

                           (iv) Schedule 5.1(m)(iv) sets forth a complete list
of all material licenses, sublicenses and other agreements in which Parent has granted rights to any person to use Parent Intellectual Property. Parent will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to Parent Intellectual Property.

                           (v) Parent owns or has the right to use all software
currently used in and material to the Parent Business.

                  (n) SEC Reports and Financial Statements. Since January 1, 1996, Parent has filed with the SEC all reports and other filings required to be filed by Parent in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Parent SEC Reports and, except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later Parent SEC Report filed and publicly available prior to the date of this Agreement, none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in Parent SEC Reports were prepared from and are in accordance with the accounting books and other financial records of Parent, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Parent SEC Reports, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business. Parent SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with affiliates, and

(iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-B promulgated by the SEC.

                  (o) Contracts. Schedule 5.1(o) is a true, complete and accurate list of all written or oral contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of Parent or to which Parent is a party either:

                           (i) involving more than $10,000, or

                           (ii) in the nature of a collective bargaining
agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

Parent has delivered or will, prior to Closing, deliver to Vianet a correct and complete copy of each Contract (redacted copies for names are acceptable) listed in Schedule 5.1(o) (the "Parent Contracts"). Except as disclosed in Schedule 5.1(o): (i) Parent has fully complied with all material terms of Parent Contracts; (ii) to the Knowledge of Parent, other parties to Parent Contracts have fully complied with the terms of Parent Contracts; and (iii) there are no disputes or complaints with respect to nor has Parent received any notices (whether oral or in writing) that any other party to Parent Contracts is terminating, intends to terminate or is considering terminating, any of Parent Contracts listed or required to be listed in Schedule 5.1(o).

                  (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Parent.

                  (q) Litigation.

                           (i) Except as set forth in Schedule 5.1(q)(i), there
is no pending or, to Parent's Knowledge, threatened Proceeding:

                                    (A) by or against Parent or that otherwise
relates to or may affect the Parent Business which, if adversely determined, would have a Material Adverse Effect; or

                                    (B) that challenges, or that may have the
effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.

To the Knowledge of Parent, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Parent has delivered to Vianet copies of all pleadings, correspondence and other documents relating to each Proceeding listed in
Schedule 5.1(q)(i). There are no Proceedings listed or required to be listed in
Schedule 5.1(q)(i) that could reasonably be expected to have a Material Adverse Effect.

                           (ii) Except as set forth in Schedule 5.1(q)(ii):

                                    (A) there is no material Order to which
Parent or the Parent Business is subject; and

                                    (B) to the Knowledge of Parent, no officer,
director, agent or employee of Parent is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Parent Business.

                           (iii) Except as set forth in Schedule 5.1(q)(iii):

                                    (A) Parent has been and is in compliance
with all of the terms and requirements of each Order to which it or the Parent Business is or has been subject;

                                    (B) No event has occurred or circumstance
exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Parent or the Parent Business is subject; and

                                    (C) Parent has not received any notice, or
received but subsequently resolved to the satisfaction of the Governmental Body or other Person (evidence of such approval is attached as Schedule 5.1(q)(iii)), or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Parent or the Parent Business is subject.

                  (r) Employee Benefits.

                           (i) Schedule 5.1(r)(i) lists all material (i)
Employee Benefit Plans of Parent, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Parent, in the case of a plan described in (i) or (ii) above, that is currently maintained by Parent or with respect to which Parent has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Parent Employee Plans"). Parent has heretofore made available to Vianet true and complete copies of Parent Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

                           (ii) Except as set forth on Schedule 5.1(r)(ii), no
Parent Employee Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

                           (iii) Except as set forth on Schedule 5.1(r)(iii),
there is no Proceeding pending or, to Parent's Knowledge, threatened against the assets of any Parent Employee Plan or, with respect to any Parent Employee Plan, against Parent other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and to Parent's Knowledge there is no Proceeding pending or threatened in writing against any fiduciary of any Parent Employee Plan

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

other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

                           (iv) Each of Parent Employee Plans has been operated
and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                           (v) Each of Parent Employee Plans that is intended to
be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

                           (vi) Except as set forth on Schedule 5.1(r)(vi), no
director, officer, or employee of Parent will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Parent Employee Plan solely as a result of consummation of the Merger.

                  (s) Insurance. Schedule 5.1(s) is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen's compensation and other forms of insurance owned or held by or covering Parent or all or any portion of its property and assets.

                  (t) Employees.

                           (i) Schedule 5.1(t)(i) contains a complete and
accurate list of each employee of Parent, including each employee on leave of absence or layoff status, their name; job title; date of hiring; date of commencement of employment; current compensation paid or payable and any change in compensation since September 30, 2005.

                           (ii) To the Knowledge of Parent, no officer,
director, agent, employee, consultant, or contractor of Parent is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Parent Business or (ii) to assign to Parent or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Parent is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Parent to conduct the Parent Business.

                  (u) Labor Relations. Parent is not a party to any collective bargaining or similar agreement. To the Knowledge of Parent, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against Parent by any employee of Parent or any other person or entity.

                  (v) Legal Compliance.

                           (i) To the Knowledge of Parent, Parent is in material
compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over Parent, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

                           (ii) Schedule 5.1(v)(ii) contains a complete and
accurate list of each Governmental Authorization that is held by Parent or that otherwise relates to the Parent Business. Each Governmental Authorization listed or required to be listed in Schedule 5.1(v)(ii) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 5.1(v)(ii) collectively constitute all of the Governmental Authorizations necessary to permit Parent to lawfully conduct and operate the Parent Business.

                  (w) Brokers' Fees. Parent has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Merger for which Parent, Merger Sub or Vianet could become liable or obligated.

                  (x) Undisclosed Liabilities. To the Knowledge of Parent, it has no liability (and to the Knowledge of Parent, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

                           (i) liabilities reflected or reserved against in the
Parent Interim Balance Sheet; or

                           (ii) liabilities which have arisen in the Ordinary
Course of Business since the date of Parent Interim Balance Sheet.

                  (y) Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

         5.2 Power and Authority. Parent and Merger Sub each has the corporate power to execute, deliver and perform this Agreement, the Related Agreements, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by law, its Governing Documents or otherwise, to authorize the execution and delivery of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the receipt of required regulatory approvals and any other required Third-Party Consents, the consummation of the Merger contemplated hereby will not, violate any provisions of the Governing Documents of Parent or Merger Sub or any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Parent or Merger Sub is a party or by which it or its properties is bound, any legal or other restrictions of any kind to which Parent or Merger Sub is subject, or result in the creation of any Encumbrance upon any of the property or assets of Parent or Merger Sub. The execution and delivery of this Agreement has been approved by the Boards of Directors of Parent and Merger Sub. This Agreement is a valid obligation of Parent and Merger Sub and is legally binding on each in accordance with its terms.

         5.3 No Subsidiaries. Merger Sub does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Merger Sub is not a party to any joint venture or partnership.

         5.4 Merger Sub Common Stock. Parent owns, beneficially and of record, all of the issued and outstanding shares of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock"), all which Merger Sub Common Stock is validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and encumbrances. Parent has the corporate power to vote such shares of Merger Sub Common Stock pursuant to this Agreement. Parent has, or will by the Effective Time have, taken all such actions as may be required in its capacity as the sole stockholder of Merger Sub to approve the Merger.

                ARTICLE VI. ACCESS TO INFORMATION AND DOCUMENTS.

         6.1 Access to Information. Between the date hereof and the Closing Date, each Party will give to the other and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records and shall furnish copies of such documents and with such information with respect to its affairs as may from time to time be reasonably requested. Each Party will disclose to the other and make available to such Party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of Vianet, Merger Sub or Parent, as the case may be. In addition, Vianet shall make available to Parent all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Vianet's banking, investment and financial arrangements with those of Parent at the Effective Time. Access of Parent pursuant to the foregoing shall be granted at a reasonable time and upon reasonable notice.

         6.2 Effect of Access.

                  (a) Nothing contained in this Article VI shall be deemed to create any duty or responsibility on the part of either Party to investigate or evaluate the value, validity or enforceability of any Contract or other asset included in the assets of the other Party.

                  (b) With respect to matters as to which any Party has made express representations or warranties herein, the Parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such Parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

                             ARTICLE VII. COVENANTS.

         7.1 Preservation of Business.

                  (a) Prior to the Effective Time or the termination of this Agreement, Vianet will use its Best Efforts to preserve the Business, to keep available to Parent and the

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

Surviving Corporation the services of the present employees of Vianet, and to preserve for Parent and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Vianet. Vianet shall conduct its Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Parent's prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

                  (b) Prior to the Effective Time or the termination of this Agreement, Parent will use its Best Efforts to preserve the Parent Business, to keep available to Parent the services of the present employees of Parent, and to preserve for Parent the goodwill of the suppliers, customers and others having business relations with Parent. Parent shall conduct the Parent Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Parent's prior written consent of Vianet (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies. Without the prior written consent of Vianet, Parent shall not permit Merger Sub to take any actions or conduct any operations other than in connection with the Merger.

         7.2 Current Information.(a) During the period from the date of this Agreement to the Effective Time, each Party hereto shall promptly notify each other Party of any (i) significant change in the normal course of business or operations of the Parent Business, (ii) Proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of Proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any party hereto to consummate the Merger.

                  (b) During the period from the date of this Agreement to the Effective Time, Parent shall promptly notify Vianet of any correspondence received from the SEC and shall deliver a copy of such correspondence to Vianet within two (2) Business Days of receipt.

         7.3 Material Transactions.Prior to the Effective Time, no Party will (other than (i) as contemplated by the terms of this Agreement and the Related Agreements, (ii) with respect to transactions for which there is a binding commitment existing prior to the date hereof disclosed in the Disclosure Schedules, and (iii) transactions described on Schedule 7.3 which do not vary materially from the terms set forth on such Schedule 7.3, or in the Ordinary Course of Business without first obtaining the written consent of the other Parties):

                  (a) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property;

                  (b) amend its Governing Documents or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

                  (c) except pursuant to options, warrants, conversion rights or other contractual rights disclosed in either Section 4.3 or Schedule 5.1(c), issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase such common or other capital stock or any securities convertible into or exchangeable for any such common or other capital stock;

                  (d) directly redeem, purchase or otherwise acquire any of its common or other capital stock;

                  (e) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                  (f) enter into any employment contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

                  (g) make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

                  (h) prepay any debt in excess of Twenty Five Thousand Dollars ($25,000), borrow or agree to borrow any amount of funds except in the Ordinary Course of Business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

                  (i) enter into any agreement, contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate, except in the Ordinary Course of Business;

                  (j) amend or modify any material Contract;

                  (k) agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

                  (l) place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the Ordinary Course of Business or as otherwise disclosed herein;

                  (m) guarantee the obligation of any person, firm or corporation, except in the Ordinary Course of Business;

                  (n) make any loan or advance in excess of Twenty-Five Thousand Dollars ($25,000) or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

                  (o) sell or otherwise dispose of any Real Property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the Ordinary Course of Business;

                  (p) commit any act or fail to do any act which will cause a Breach of any Contract and which will have a Material Adverse Effect on its business, financial condition or earnings;

                  (q) violate any Applicable Law which violation might have a Material Adverse Effect on such Party;

                  (r) purchase any real or personal property or make any other capital expenditure where the amount paid or committed is in excess of Twenty-Five Thousand Dollars ($25,000) per expenditure;

                  (s) except in the Ordinary Course of Business, enter into any agreement or transaction with any of such Party's Affiliates; or

                  (t) engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such Party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

         7.4 Public Disclosures. Parent and Vianet will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by Applicable Law. The Parties shall issue a joint press release, mutually acceptable to Vianet and Parent, promptly upon execution and delivery of this Agreement.

         7.5 Confidentiality. Parent and Vianet shall hold, and shall use their best efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, and each Party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.

         7.6 No Shop. From the date of this Agreement until the earlier of (i) the Effective Time, (ii) August 31, 2006, or (iii) until this Agreement is terminated in accordance with Article X hereof, neither Parent, Vianet nor Merger Sub shall initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any "Competing Transaction" (as defined below), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action, and each Party shall promptly notify the other Party of all relevant terms (including the identity of the parties involved) of any such inquiries and proposals received by such Party or any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Party shall promptly deliver or cause to be delivered to the other Party a copy of such inquiry or proposal. For the purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the Merger) (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of any Party; (iii) any tender offer or exchange offer for more than fifty percent (50%) of the outstanding shares of the capital stock of any Party or other form of investment in, or purchase of, capital stock of any Party; (iv) any current Affiliate acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, twenty-five percent (25%) or more of the outstanding shares of the capital stock of any Party; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. In the event that the provisions of this Section
7.6 are violated by any Party or by any Party's Representatives, and the Merger is not consummated, then, in addition to other remedies available to the non-violating Party, the non-violating Party will be entitled to receive from the violating Party all out-of-pocket expenses (including reasonable attorneys' fees and expenses relating to the Merger), which such non-violating Party has incurred.

         7.7 Other Actions. None of Vianet, Parent or Merger Sub shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Agreement not being satisfied, or delay the Effective Time or (unless such action is required by Applicable Law) which would have a Material Adverse Effect on the ability of Vianet or Parent to obtain any Consents required for the consummation of the Merger without imposition of a condition or restriction which would have a Material Adverse Effect on the Surviving Corporation or which would otherwise materially impair the ability of Vianet or Parent to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation. Without limiting the generality of the foregoing, Vianet shall use its reasonable best efforts to obtain all Consents required of Third Parties in respect of the Merger under all material Contracts to which Vianet is a party, including without limitation lessor consents under the lease of Vianet's corporate headquarters.

         7.8 Accounting Methods. Prior to Closing, Vianet will not change, in any material respect, its methods of accounting in effect at its most recent fiscal year end except as required by changes in GAAP as concurred by Vianet's independent accountants.

         7.9 Documentation. True and complete copies of all documents required by this Agreement will be delivered by Vianet to Parent and by Parent to Vianet within five (5) days from the date hereof.

         7.10 Cooperation.

                  (a) Parent and Vianet shall together or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the Merger and cooperate in making any such filings promptly and in seeking to obtain timely any such Consents, (ii) use their respective commercially reasonable efforts to cause to be lifted any impediment preventing consummation of the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to affect the foregoing actions.

                  (b) Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Parent and Vianet shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the Merger, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any Consent by any Governmental Body and/or any Third Party which is required to be obtained or made by such Party or any of its Affiliates in connection with this Agreement and the Merger. Each of Parent and Vianet will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their Affiliates in connection with the foregoing.

         7.11 Notice of Subsequent Events. Vianet shall notify Parent of any changes, additions or events of which it has or obtains knowledge as to which it concludes or reasonably should conclude would cause any material change in or material addition to any Disclosure Schedule delivered by Vianet under this Agreement or otherwise would, in Vianet's reasonable judgment, likely result in a breach of this Agreement by Vianet prior to the Closing Date, promptly after the occurrence of the same.

         7.12 Dissolution of Subsidiaries. Parent shall take all actions necessary to cause each of Diamond World Funding Corp., Dominion Cellular, Inc. and Diamond Leasing Corp., its wholly owned subsidiaries, to adopt a plan of liquidation under Section 332 of the Code. Prior to adoption, each plan of liquidation shall be submitted to Vianet for review and comment by Vianet and shall be approved by Vianet in its sole discretion prior to adoption. Further, each of Diamond World Funding Corp., Dominion Cellular, Inc. and Diamond Leasing Corp. shall file appropriate documents and take all actions necessary to dissolve each of these corporations in accordance with applicable laws of their respective jurisdictions of organization (collectively, with the plans of liquidation, the "Plan of Dissolution").

         7.13 Review and Filing of SEC Reports. Parent shall prepare and file all Parent SEC Reports with the SEC on a timely basis and in full compliance with all SEC rules and regulations. Parent shall send a draft of each Parent SEC Report to Vianet at least two (2) days before it is due for filing at the SEC. Parent shall make all revisions to the Parent SEC Reports reasonably requested by Vianet. In the event that the SEC issues any comments regarding a Parent SEC Report, then Parent will use its Best Efforts to address and respond to such comments in a complete manner as soon as reasonably practicable. Parent agrees to amend any Parent SEC Report as reasonably requested by Vianet. Parent shall ensure that Theodore M. Swartwood is reasonably accessible to Vianet and Parent subsequent to the Closing Date to provide such assistance with filing Parent SEC Reports as Vianet and Parent may reasonably request through January 31, 2007.

         7.14 Registration Rights. Parent acknowledges and agrees to honor all existing registration rights agreements of Vianet set forth on Schedule 4.3 after Closing.

         7.15 Lock-Up Agreement. Parent shall cause each of the Parent Lock-Up Stockholders to execute the Lock-Up Agreement in the form attached as Exhibit B pursuant to which each Parent Lock-Up Stockholder shall agree to a one year restriction on any sale or transfer of the shares of Parent Common Stock set forth in his/her/its respective Lock-Up Agreement.


                      ARTICLE VIII. CONDITIONS TO CLOSING.

         8.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Parent, Merger Sub and Vianet):

                  (a) None of Parent, Merger Sub or Vianet shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or Business, taken as a whole.

                  (b) No statute, rule or regulation, shall have been enacted by any Governmental Body that makes the consummation of the Merger illegal.

                  (c) Parent, Merger Sub and Vianet shall have received all Consents of Third Parties that are required of such Third Parties prior to the consummation of the Merger, in form and substance acceptable to Parent or Vianet, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect on the Surviving Corporation.

         8.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

                  (a) The representations and warranties of Vianet contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of Vianet that are not so qualified shall be true in all material respects.

                  (b) Vianet shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Vianet at or prior to the Closing.

                  (c) There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Merger,
(b) could have a Material Adverse Effect on Parent's ability to exercise control over or manage Vianet after the Closing or (c) could have a Material Adverse Effect on Vianet.

                  (d) On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

                  (e) Vianet shall have delivered to Parent a certificate, dated the Closing Date, executed by a duly authorized officer of Vianet certifying the fulfillment of the conditions specified in Sections 8.2(a), (b) and (c).

                  (f) Vianet shall have delivered to Parent a certificate, dated the Closing Date, executed by the Secretary of Vianet, certifying as to (i) Vianet's Governing Documents, (ii) resolutions with respect to the Merger adopted by Vianet's board of directors and shareholders attached thereto, and
(iii) incumbency and signatures of the persons who have executed this Agreement, the Related Agreements to which it is a Party and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement or any of the Related Agreements to which it is a party on behalf of Vianet.

                  (g) The Related Agreements to which Vianet is a party and all other documents to be delivered by Vianet to Parent at the Closing shall be satisfactory in form and substance to Parent.

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

                  (h) All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of Parent Counsel, in connection with (a) the execution and delivery by Vianet of this Agreement and the Related Agreements to which it is a Party or (b) the consummation by Vianet of the Merger and copies of all such Consents shall have been delivered to Parent.

                  (i) Parent shall receive possession of the Certificates.

                  (j) Vianet shall have raised net proceeds of at least one million dollars ($1,000,000) in a private placement offering of its securities.

                  (k) Vianet shall have executed and delivered to Parent a Certificate of Conversion Ratio, Parent Indemnification Stockholders and Parent Lock-Up Stockholders in the form attached as Exhibit D hereto.

         8.3 Conditions to the Obligations of Vianet.The obligations of Vianet under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

                  (a) The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Parent and Merger Sub that are not so qualified shall be true in all material respects.

                  (b) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Parent and Merger Sub at or prior to the Closing.

                  (c) There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order, that (a) restrains or prohibits the consummation of the Merger or (b) could have a Material Adverse Effect on Parent or Merger Sub.

                  (d) On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

                  (e) Parent and Merger Sub shall have delivered to Vianet a certificate, dated the Closing Date, executed by a duly authorized officer of Parent and Merger Sub, certifying to the fulfillment of the conditions specified in Sections 8.3(a), (b) and (c).

                  (f) Parent shall have delivered to Vianet a certificate, dated the Closing Date, executed by the Secretary of Parent, certifying as to (i) Parent and Merger Sub's Governing Documents, (ii) resolutions with respect to the Merger adopted by Parent's and Merger Sub's respective boards of directors and shareholders attached thereto, and (iii) incumbency and signatures of the persons who have executed this Agreement, the Related Agreements to which Parent or Merger Sub is a Party and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement or any of the Related Agreements to which it is a party on behalf of Vianet.

                  (g) Parent shall have delivered to Vianet a Lock-up Agreement executed by each of the Parent Lock-Up Stockholders.

                  (h) The Related Agreements to which Parent or Merger Sub is a party and all other documents to be delivered by Parent and Merger Sub to Vianet at the Closing shall be satisfactory in form and substance to Vianet.

                  (i) All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of counsel to Vianet, in connection with (a) the execution and delivery by Parent and Merger Sub of this Agreement or the Related Agreements to which either of them is a party, and (b) the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, and copies of all such Consents shall have been delivered to Vianet.

                  (j) Parent shall have delivered to Vianet (i) the resignations of all directors of Parent, and (ii) the resignations of all officers of Parent, each effective upon Closing. Parent shall also deliver to Vianet an agreement from Theodore M. Swartwood releasing each of Parent, SwingStation, Inc. and Vianet from all liabilities and obligations related to that certain employment agreement dated as of January 1, 2006 by and between Parent and Theodore M. Swartwood and Mr. Swartwood's employment with Parent, including, but not limited to, all amounts owed to Mr. Swartwood for salary, bonus or expense reimbursements.

                  (k) Parent shall have delivered to Vianet evidence of the expansion of Parent's Board of Directors to five (5) members, and, simultaneous with the resignations of all directors of Parent, evidence of the appointment of up to five (5) new directors nominated by Vianet.

                  (l) Parent shall deliver to each stockholder of Vianet a certificate evidencing ownership of the shares of Series A Stock described in
Section 3.2.

                  (m) Parent shall have filed the Certificate of Designations, Rights and Preferences of Series A Preferred Stock with the Secretary of State of the State of Delaware.

                  (n) Stockholders of Vianet owning no more than five percent (5%) of Vianet's issued and outstanding common stock shall have elected to execute their appraisal rights under the DGCL. (o) The stockholders of Vianet shall have given all necessary approvals and consents required under DGCL.

                  (p) The Merger shall qualify as a tax-free transaction to each of Parent, Vianet and Vianet's stockholders.

                  (q) As of the Closing Date, Parent shall not have any debts or liabilities that are not disclosed in the Parent SEC Reports, including but not limited to, liabilities related to or ensuing out of the Plan of Dissolution as contemplated in Section 7.12 hereof, and shall not have any liens recorded against its properties or assets. In addition, all liabilities owed to Eugene Grasso, Marshall Swartwood, BSB Bank (or its successors or assignees), New Jersey Department of Labor, Division of Employer Accounts, The Pointer Group, LLC, Liebman Goldberg & Drogin,LLP, Sheldon Schachter, William S. Clarke and Berkowitz Wolfman Associates as of the Closing Date shall have been satisfied by Parent. These liabilities may be satisfied by (i) the payment of cash, (ii) the issuance of shares of Parent Common Stock or (iii) the assumption by SwingStation, Inc., Parent's wholly owned subsidiary, of such liabilities pursuant to a written agreement that is reasonably acceptable Vianet. Furthermore, all unpaid liabilities of SwingStation, Inc. on the Closing Date shall be satisfied on or after the Closing Date from funding sources other than Vianet, Merger Sub or Parent.

                  (r) Parent and Merger Sub shall have executed and delivered to Vianet a Certificate of Conversion Ratio in the form attached as Exhibit D hereto.

                  (s) The Plan of Dissolution shall be completed in all respects.

                  (t) Parent shall have resolved all outstanding SEC comments to any Parent SEC Reports to the satisfaction of the SEC and to the reasonable satisfaction of Vianet.

                  (u) Parent shall have caused each of the Parent
Indemnification Stockholders to execute an escrow agreement on terms and conditions mutually acceptable to Parent and Vianet pursuant to which each of the Parent Indemnification Stockholders shall agree to pledge and deposit 20% of his, her or its shares of Parent Common Stock into escrow to secure the performance of their indemnification obligations pursuant to Section 9.5 herein.


            ARTICLE IX. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         9.1 Survival of Representations. All representations and warranties made by any party to this Agreement or pursuant hereto, as modified by any Disclosure Schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall survive the Closing and any investigation made by or on behalf of any party hereto for a period of one (1) year following the Closing Date. All statements contained herein or in any schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall be deemed representations and warranties for purposes of Sections 9.1, 8.2(a), and 8.3(a). The right to indemnification or other remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

         9.2 Indemnification.

                  (a) Subject to the terms and conditions of this Article IX, Vianet shall indemnify, defend and hold harmless Parent and the Surviving Corporation (and their respective

Representatives, Affiliates, successors and assigns), from and against all Claims, assessments, losses, damages, liabilities, deficiencies, judgments, settlements, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses incurred in enforcing this indemnification or in any litigation between the Parties or with Third Parties (collectively, "Damages") asserted against, resulting to, imposed upon, suffered or incurred by Parent or the Surviving Corporation (or any of their respective officers, managers, members, employees, Affiliates, successors or assigns), directly or indirectly, by reason of or resulting from (i) any failure of Vianet to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by it, prior to the Closing, pursuant to this Agreement or any Related Agreement and/or (ii) a breach of any representation, warranty, covenant or agreement of Vianet contained in or made pursuant to this Agreement or any of the Related Agreements, provided, however, that the maximum liability of Vianet (collectively and not individually) to Parent and the Surviving Corporation for Damages under this Section 9.2(a) shall not exceed Five Hundred Thousand Dollars ($500,000).

                  (b) Subject to the terms and conditions of this Article IX, Parent, the Surviving Corporation and each Parent Indemnification Stockholder shall, jointly and severally, indemnify, defend and hold harmless Vianet (and its respective Representatives, Affiliates, successors and assigns) at any time after consummation of the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Vianet, directly or indirectly, by reason of or resulting from: (i) any failure of Parent or Merger Sub to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by it, prior to the Closing, pursuant to this Agreement or any Related Agreement; or (ii) a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in or made pursuant to this Agreement, provided, however, that the maximum liability of Parent to Vianet for Damages under this Section 9.2(b) shall not exceed the Merger Consideration paid to Vianet hereunder and the maximum liability of the Parent Indemnification Stockholders to Vianet for Damages under this Section 9.2(b) shall not exceed the one million (1,000,000) shares pledged by the Parent Indemnification Stockholders pursuant to Section 9.5.

                  (c) Notwithstanding any provision hereof to the contrary, Vianet shall not be liable to Parent and the Surviving Corporation, and Parent, the Surviving Corporation and the Parent Indemnification Stockholders shall not be liable to Vianet, unless the aggregate Damages exceed $50,000, and then only to the extent that the aggregate Damages exceed $50,000.

         9.3 Conditions of Indemnification. The obligations and liabilities of Parent, the Surviving Corporation and the Parent Stockholders, on the one hand, and Vianet, on the other hand, as indemnifying parties (each, an "Indemnifying Party") to indemnify Vianet, Parent and the Surviving Corporation, as applicable (each, an "Indemnified Party"), under Section 9.2 with respect to Claims made by Third Parties shall be subject to the following terms and conditions:

The Indemnified Party shall give written notice to the Indemnifying Party of any Damages with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such Claim for indemnification; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 9.2 unless it shall have been prejudiced by the omission to provide such notice. In case any Claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under Section 9.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such Claim, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense (but not more than one counsel). The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such Claim.

         9.4 Remedies Cumulative. Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

         9.5 Security for the Indemnification Obligations of Parent and Merger Sub. In order to secure their obligations pursuant to this Article IX, Parent shall cause each of the Parent Indemnification Stockholders to pledge and deposit with an escrow agent mutually satisfactory to Parent and Vianet stock certificates evidencing ownership of an aggregate of one million (1,000,000) shares of Parent Common Stock. Such certificates shall be held by the escrow agent for a period of one (1) year from the Closing Date. Subject to the limits set forth in Section 9.2, if Vianet has a valid claim for indemnification against Parent and/or the Parent Indemnification Stockholders pursuant to this
Article IX, Vianet, Parent and each of the Parent Indemnification Stockholders shall issue a joint instruction to the escrow agent to either (i) release such stock certificates or any portion thereof necessary to satisfy such indemnification obligation to Vianet or (ii) coordinate the sale of a sufficient number of shares of Parent Common Stock evidenced by such stock certificates to satisfy such indemnification obligations and ensure that the net proceeds of such sales are deposited to an account in accordance with the instructions of Vianet. For Parent Indemnification Stockholders who are also Parent Lock-Up Stockholders, all pledged shares of Parent Common Stock shall be considered shares subject to the Lock-Up Agreement, as described in Section 7.15.

                  ARTICLE X. TERMINATION, AMENDMENT AND WAIVER.

         10.1 Termination. This Agreement may be terminated at anytime prior to the Effective Time:

                  (a) by mutual written consent of Parent, Merger Sub and Vianet;

                  (b) by Parent or Vianet:

                           (i) if the Merger shall not have been consummated on
or before August 31, 2006, unless the failure to consummate the Merger is the result of a willful and material Breach of this Agreement by the Party seeking to terminate this Agreement;

                           (ii) if any court of competent jurisdiction or other
Governmental Body shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                           (iii) in the event of a Breach by the other Party of
any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within ten (10) days after the giving of written notice to the breaching Party of such Breach (provided that the terminating Party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                           (iv) in the event that (i) all of the conditions to
the obligation of such Party to effect the Merger set forth in Section 8.1 shall have been satisfied and (ii) any condition to the obligation of such Party to effect the Merger set forth in Section 8.2 (in the case of Parent or Merger Sub) or Section 8.3 (in the case of Vianet) is not capable of being satisfied prior to the end of the period referred to in Section 10.1(b)(i); or

                           (v) if there shall have occurred prior to the
Effective Time changes in Applicable Law that, in the aggregate, shall have a Material Adverse Effect on either Party.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity.

         10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         10.4 Extension; Waiver. At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

         10.5 Procedure for Termination, Amendment Extension or Waiver. A termination of this Agreement pursuant to Section 10.1, an amendment of this Agreement pursuant to Section 10.3, or an extension or waiver pursuant to
Section 10.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Vianet, action by its Board of Directors or the duly authorized designee of the Board of Directors.


                           ARTICLE XI. MISCELLANEOUS.

         11.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to Parent or Merger Sub:
                  --------------------------
                  Digital Imaging Resources, Inc.
                  355 Madison Avenue
                  Morristown, NJ  07960
                  Attention:  Theodore M. Swartwood
                  Facsimile:  (973) 984-5062

                  with a copy to:
                  --------------
                  Sheldon Schachter
                  Counselor at Law
                  1 Claridge Drive
                  Suite 228
                  Verona, NJ 07044

                  Thomas M. Swartwood
                  The Pointer Group LLC
                  3310 John Lynde Road
                  Des Moines, IA 50312
                  Facsimile:  (515) 279-4475

                  If to Vianet:
                  Vianet Direct, Inc.
                  Glenhardie Corporate Center Three
                  1265 Drummers Lane
                  Wayne, PA  19087
                  Attention:  James Wilent
                  Facsimile:  (610) 977-0416
                  with a copy to:
                  --------------
                  Saul Ewing LLP
                  1500 Market Street
                  Centre Square West, 38th Floor
                  Philadelphia, PA  19102
                  Attention:  Craig F. Zappetti, Esquire
                  Facsimile:  (215) 972- 2284


         All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next Business Day following the deposit of such communications with the overnight courier.

         11.2 Further Assurances. Each Party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         11.3 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

         11.4 Commissions. Except as set forth on Schedule 4.24, each of the Parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission in connection with the Merger. Each of the Parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it.

         11.5 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         11.6 Integration of Exhibits and Schedules. All Exhibits and Disclosure Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

         11.7 Entire Agreement. This Agreement, the Related Agreements, including all Exhibits and Disclosure Schedules attached hereto and thereto contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         11.8 Expenses. Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

         11.9 Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

         11.10 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Party may assign any right or obligation hereunder without the prior written consent of the other Parties.

         11.11 No Rule of Construction. The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party's role in drafting this Agreement.


                   [REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and Vianet have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.



                                    BY PARENT:

                                    DIGITAL IMAGING RESOURCES, INC.

                                    By: /s/ Theodore M. Swartwood
                                        ------------------------------------
                                        Theodore M. Swartwood, President


                                    BY MERGER SUB:

                                    VIANET ACQUISITION CORP.

                                    By: /s/ Theodore M. Swartwood
                                        ------------------------------------
                                        Theodore M. Swartwood, President


                                    BY VIANET:

                                    VIANET DIRECT, INC.

                                    By: /s/ James Wilent
                                        ------------------------------------
                                        James Wilent
                                        Chief Executive Officer

                              SCHEDULE OF EXHIBITS
                              --------------------


Exhibit A         Disclosure Schedules
Exhibit B         Form of Lock-up Agreement
Exhibit C         Certificate of Designation of Series A Preferred Stock
Exhibit D         Certificate of Conversion Ratio, Parent Indemnification
                  Stockholders and Parent Lock-Up Stockholders